UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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☐	Soliciting Material Pursuant to §240.14a-12

TriQuint Semiconductor, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 6, 2005

Dear Stockholders:

Our 2005 Annual Meeting of Stockholders will be held on Thursday, May 12, 2005, at 4:00 p.m., Pacific time, at our headquarters facility located at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. You are invited to attend this meeting to give us an opportunity to meet you personally and to allow us to introduce to you the key management and members of the board of directors of our company.

The formal notice of meeting, the proxy statement, the proxy card and a copy of the Annual Report on Form 10-K for the year ended December 31, 2004, are enclosed.

I hope that you will be able to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy card promptly. A prepaid reply envelope is provided for this purpose. You may also vote electronically via the Internet or by telephone. Please see “Questions and Answers about the Proxy and the Annual Meeting” and the attached proxy card for further details. Your shares will be voted at the meeting in accordance with your proxy regardless of the voting method used.

If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the annual meeting.

Very truly yours,
TRIQUINT SEMICONDUCTOR, INC.

RALPH G. QUINSEY
President and Chief Executive Officer

TRIQUINT SEMICONDUCTOR, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 12, 2005
4:00 p.m. (Pacific Time)

TO OUR STOCKHOLDERS:

The 2005 Annual Meeting of Stockholders of TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint,” “we,” “us” or “our company”), will be held on Thursday, May 12, 2005, at 4:00 p.m., Pacific time, at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, for the following purposes:

1.                To elect eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.                To approve the amendment and restatement of our 1996 Stock Incentive Program;

3.                To ratify the audit committee’s appointment of KPMG LLP as TriQuint’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

4.                To transact such other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock at the close of business on Wednesday, March 23, 2005, are entitled to attend and vote at the annual meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. A stockholder may examine the list for any legally valid purpose relating to the meeting. The list will also be available during the annual meeting for inspection by any stockholder present at the meeting.

Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may also vote electronically via the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

For the Board of Directors of
TRIQUINT SEMICONDUCTOR, INC.

Raymond A. Link
Vice President, Finance and Administration, Chief Financial Officer and Secretary
Hillsboro, Oregon
April 6, 2005

YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS
PROMPTLY AS POSSIBLE AND RETURN IT IN THE ACCOMPANYING REPLY ENVELOPE OR VOTE VIA THE TELEPHONE OR INTERNET AS SOON AS POSSIBLE.

2005 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION	2
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
• Why am I receiving these materials?	3
• What information is contained in these materials?	3
• What proposals will be voted on at the annual meeting?	3
• How does the board recommend that I vote?	3
• What shares owned by me can be voted?	3
• What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
• How can I vote my shares in person at the annual meeting?	4
• How can I vote my shares without attending the annual meeting?	4
• Can I change my vote?	4
• How are votes counted?	5
• What is the voting requirement to approve each of the proposals?	5
• Who are the proxies and what do they do?	5
• May I cumulate my votes?	6
• What does it mean if I receive more than one proxy or voting instruction card?	6
• Where can I find the voting results of the annual meeting?	6
• What happens if additional proposals are presented at the annual meeting?	6
• What is the quorum requirement for the annual meeting?	6
• Who will count the vote?	7
• Is my vote confidential?	7
• Who will bear the cost of soliciting votes for the annual meeting?	7
• What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	7
• How do I communicate with the board?	8
CORPORATE GOVERNANCE AND OTHER MATTERS	9
PROPOSALS TO BE VOTED ON
• PROPOSAL NO. 1—Election of Directors	12
• PROPOSAL NO. 2—Approval of the amendment and restatement of our 1996 Stock Incentive Program	16
• PROPOSAL NO. 3—Ratification of the audit committee’s appointment of KPMG LLP as TriQuint’s independent registered public accounting firm	23
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	25
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
• Beneficial Ownership Table	27
• Section 16(a) Beneficial Ownership Reporting Compliance	28
EXECUTIVE COMPENSATION AND OTHER MATTERS	29
• Summary Compensation Table	29
• Option Grants in Last Fiscal Year	30
• Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	31
• Employment Contracts and Termination of Employment and Change of Control Arrangements	33
• Certain Relationships and Related Transactions	34
• Compensation Committee Interlocks and Insider Participation	35
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	35
STOCK PRICE PERFORMANCE GRAPH	39
OTHER MATTERS	40

TRIQUINT SEMICONDUCTOR, INC.

PROXY STATEMENT FOR THE
2005 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of the board of directors of TriQuint Semiconductor, Inc., a Delaware corporation (“TriQuint,” “we,” “us,” “our,” or “our company”), for use at our 2005 Annual Meeting of Stockholders, or at any adjournment. The annual meeting will be held on Thursday, May 12, 2005, at 4:00 p.m., Pacific time, for the purposes set forth in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124. Our telephone number at that location is (503) 615-9000.

This proxy statement and the enclosed proxy card were mailed on or about April 6, 2005, together with our 2004 Annual Report on Form 10-K for the year ended December 31, 2004, to all stockholders entitled to vote at the annual meeting.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 23, 2005, are entitled to attend and vote at the annual meeting. On the record date, 138,807,339 shares of our common stock were outstanding and held of record by 532 stockholders. On the record date, $223,755,000 of our 4% convertible subordinated notes due 2007 were outstanding and were convertible at the option of the holders thereof to an aggregate of 3,300,221 shares of our common stock. The closing price of our common stock on the Nasdaq National Market on the record date was $3.36 per share. The closing price of our 4% convertible subordinated notes due 2007 on the PORTAL market on the record date was $955 per $1,000 principal amount of note.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read the enclosed proxy statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the annual meeting.

Q:              Why am I receiving these materials?

A:               TriQuint’s board of directors (the “board”) is providing these proxy materials for you in connection with TriQuint’s annual meeting of stockholders, which will take place on May 12, 2005. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.

Q:     What information is contained in these materials?

A:               The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. TriQuint’s 2004 Annual Report and audited financials statements, proxy card and return envelope are also enclosed.

Q:     What proposals will be voted on at the annual meeting?

A:               There are three proposals scheduled to be voted on at the annual meeting:

•       the election of directors;

•       the approval of the amendment and restatement of the 1996 Stock Incentive Program; and

•       the ratification of the audit committee’s appointment of KPMG LLP as TriQuint’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

We will also consider other business that properly comes before the annual meeting.

Q:              How does the board recommend that I vote?

A:               TriQuint’s board recommends that you vote your shares “FOR” each of the nominees to the board, “FOR” the amendment and restatement of the 1996 Stock Incentive Program, and “FOR” the ratification of the audit committee’s appointment of independent registered public accounting firm.

Q:              What shares owned by me can be voted?

A:               All shares of TriQuint common stock owned by you as of the close of business on March 23, 2005, (the “Record Date”) may be voted by you. On all matters other than the election of directors, you may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or shares acquired through the Sawtek Employee Stock Option Plan and 401(k) Plan. Holders of the 4% subordinated convertible notes due 2007 are not entitled to vote on any matter until such time as such notes are converted to our common stock.

Q:              What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:               Most stockholders of TriQuint hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with TriQuint’s transfer agent, Mellon Investor Services, LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by TriQuint. As the stockholder of record, you have the right to grant your voting proxy directly to TriQuint or to vote in person at the annual meeting. TriQuint has enclosed a proxy card for you to use. You may also vote by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. You may also vote by Internet or by telephone as described below under “How can I vote my shares without attending the annual meeting?”

Q:              How can I vote my shares in person at the annual meeting?

A:               Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, TriQuint recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:              How can I vote my shares without attending the annual meeting?

A:               Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the annual meeting by Internet, telephone or completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope. Please refer to the enclosed materials for details. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

Q:              Can I change my vote?

A:               You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by entering a new vote by Internet, by telephone, by delivering a written notice of revocation to the corporate secretary of our company, by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions), or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:              How are votes counted?

A:               In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the approval of the amendment and restatement of our 1996 Stock Incentive Program and for ratification of the appointment of our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” your vote has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board.

Q:     What is the voting requirement to approve each of the proposals?

A:               In the election of directors, the eight persons receiving the highest number of “FOR” votes will be elected. The proposals to amend and restate the 1996 Stock Incentive Program and the ratification of the audit committee’s appointment of the independent registered public accounting firm require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote at the annual meeting. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote.

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposals to amend and restate the 1996 Stock Incentive Program and the ratification of the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm, your abstention will have the same effect as a vote against the proposals.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposal No. 1 and Proposal No. 3, which are both routine matters. However, for shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of Proposal No. 2 if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

Q:     Who are the proxies and what do they do?

A:               The two persons named as proxies on the enclosed proxy card, Ralph G. Quinsey, our president and chief executive officer, and Raymond A. Link, our vice president, finance and administration, chief financial officer and secretary, were designated by the board of directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by you as provided in the proxy card, it will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted “FOR” Proposals No. 1, 2 and 3.

Q:     May I cumulate my vote?

A:               Every stockholder voting for the election of directors (Proposal No. 1) may cumulate such stockholder’s votes and (i) give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote or (ii) distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than eight candidates. However, no stockholder is entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, and prior to the voting, of the intention to cumulate the stockholder’s votes.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:     What does it mean if I receive more than one proxy or voting instruction card?

A:               You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each TriQuint proxy card and voting instruction card that you receive.

Q:     Where can I find the voting results of the annual meeting?

A:               We will announce preliminary voting results at the annual meeting and publish final results in TriQuint’s quarterly report on Form 10-Q for the second quarter of fiscal 2005.

Q.     What happens if additional proposals are presented at the annual meeting?

A:               Other than the three proposals described in this proxy statement, TriQuint does not expect any additional matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Ralph G. Quinsey, TriQuint’s president and chief executive officer, and Raymond A. Link, TriQuint’s vice president of finance and administration, chief financial officer and secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of TriQuint’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board.

Q:     What is the quorum requirement for the annual meeting?

A:               The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:     Who will count the vote?

A:               Stephanie J. Welty, our vice president, finance, is expected to be appointed to act as the inspector of election and will tabulate the votes. In the event she is unable to do so, Susan Liles, our treasurer, will act in this role.

Q:     Is my vote confidential?

A:               Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within TriQuint or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to TriQuint’s management.

Q:     Who will bear the cost of soliciting votes for the annual meeting?

A:               TriQuint will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by TriQuint’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. TriQuint may retain the services of a third party firm to aid in the solicitation of proxies. TriQuint estimates that this cost will not exceed $15,000. In addition, TriQuint may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:              What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:               You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals:   In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than December 7, 2005, and should contain such information as is required under TriQuint’s bylaws. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals will also need to comply with the regulations of the Securities and Exchange Commission (the “SEC”) under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to our corporate secretary at our principal executive offices.

If you intend to present a proposal at our 2006 annual meeting and the proposal is not intended to be included in our proxy statement relating to that meeting, you must give us advance notice of such proposal in accordance with our bylaws. Pursuant to our bylaws, in order for a stockholder proposal to be deemed properly presented under such circumstances, a stockholder must deliver notice of such proposal to our corporate secretary at our principal executive offices no later than the close of business on December 7, 2005. However, if the date of the 2006 annual meeting is more than 30 days before May 12, 2006, the first anniversary of this year’s annual meeting, stockholders must give us notice of any stockholder proposals within a reasonable time before the mailing date of the proxy statement. If a stockholder does not provide us with notice of a stockholder proposal in accordance with the deadlines described above, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

The SEC rules establish a different deadline with respect to discretionary voting (the “Discretionary Vote Deadline”) for stockholder proposals that are not intended to be included in a company’s proxy statement. The Discretionary Vote Deadline for our 2006 annual meeting is February 20, 2006, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a stockholder gives notice of a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2006 annual meeting. Because the stockholder proposal deadline provided for in our bylaws cannot be determined until we publicly announce the date for our 2006 annual meeting, it is possible that the bylaw deadline may occur after the Discretionary Vote Deadline. In such a case, a stockholder proposal received after the Discretionary Vote Deadline but before the bylaw deadline would be eligible to be presented at the next year’s annual meeting, but we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the annual meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

Nomination of Director Candidates:   You may propose director candidates for consideration by the board’s nominating and governance committee. See “Consideration of Director Nominees” below.

Copy of Bylaw Provisions:   You may contact TriQuint’s corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:     How do I communicate with the board?

A:               The board has adopted a process for stockholder communications with the board of directors and has selected Raymond A. Link, chief financial officer, to act as the company’s contact person for stockholder communication directed to the board. Mr. Link will relay all relevant questions and messages from the stockholders of the company to the specific director identified by the stockholder or, if no specific director is requested, to a director selected by him. Mr. Link can be reached at:

Chief Financial Officer
TriQuint Semiconductor, Inc.
2300 NE Brookwood Parkway
Hillsboro, OR 97124

CORPORATE GOVERNANCE AND OTHER MATTERS

Consideration of Director Nominees

The nominating and governance committee of the board of directors considers both recommendations and nominations for candidates to the board of directors proposed by stockholders. Any stockholder who wants to recommend or nominate a candidate for the nominating and governance committee’s consideration may do so by following the approved policies and procedures for director candidates. Stockholders must hold no less than 5% of the company’s securities continuously for at least twenty four (24) months prior to the date of the submission of the recommendation or nomination.

Stockholder recommendations for candidates to the board of directors must be directed in writing to TriQuint Semiconductor, Inc., Attn: Corporate Secretary, 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124, and must include:

•       the candidate’s name, business address and residence address;

•       the candidate’s principal occupation or employment;

•       the number of shares of the company which are beneficially owned by such candidate;

•       detailed biographical data and qualifications and information regarding any relationships between the candidate and the company within the last three years; and

•       any other information relating to such candidate that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

A stockholder’s recommendation to the secretary must also set forth:

•       the name and address, as they appear on the company’s books, of the stockholder making such recommendation;

•       the class and number of shares of the company which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder;

•       any material interest of the stockholder in such nomination;

•       a description of all arrangements or understandings between the stockholder making such nomination and the candidate and any other person or persons (naming such person or persons) pursuant to which the nomination is made by the stockholder;

•       a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate’s willingness to serve, if elected; and

•       any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his/her capacity as a proponent to a stockholder proposal.

Stockholder nominations to the board of directors must meet the requirements set forth in Sections 2.2 and 2.5 of our bylaws. For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the corporate secretary of the company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than one hundred twenty (120) calendar days in advance of the date that proxy statements were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the previous year or the date of the annual meeting had been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received a reasonable amount of time before the solicitation is made in order to be considered timely.

Identifying and Evaluating Nominees for Director

The nominating and governance committee shall use the following procedures to identify and evaluate the individuals that it selects, or recommends that the board of directors select, as director nominees:

•       The committee reviews the qualifications of any candidates who have been properly recommended or nominated by the stockholders, as well as those candidates who have been identified by management, individual members of the board of directors or, if the committee determines, a search firm. Such review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the committee deems proper.

•       The committee evaluates the performance and qualifications of individual members of the board of directors eligible for re-election at the annual meeting of stockholders.

•       The committee considers the suitability of each candidate, including the current members of the board of directors, in light of the current size and composition of the board of directors. Except as may be required by rules promulgated by the Nasdaq Stock Market or the SEC, it is the current sense of the committee that there are no specific, minimum qualifications that must be met by each candidate for the board of directors, nor are there specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. In evaluating the suitability of the candidates, the committee considers relevant factors, including, among other things, issues of character, judgment, independence, expertise, diversity of experience, length of service, other commitments and the like. The committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the board of directors as a whole.

•       After such review and consideration, the committee selects, or recommends that the board of directors select, the slate of director nominees, either at a meeting of the committee at which a quorum is present or by unanimous written consent of the committee.

•       The committee endeavors to notify, or causes to be notified, all director candidates of its decision as to whether to nominate such individual for election to the board of directors.

The board of directors has final authority on determining the selection of director candidates for nomination to the board. These policies and procedures may be modified at any time as may be determined by the committee.

Statement on Corporate Governance

We have been committed to having sound corporate governance principles since our inception, and in September 2002, we adopted formal corporate governance standards. We have reviewed internally and with the board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the SEC and the NASD’s new listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have amended the charters of our compensation committee, audit committee and nominating and governance committee to implement the new rules and standards. You can access our committee charters, and our code of business conduct and ethics without charge on our website at www.triquint.com under the “Investors” section, and by clicking on “Sarbanes-Oxley Documents,” or by writing to us at TriQuint Semiconductor, Inc., 2300 NE Brookwood Parkway, Hillsboro, OR 97124 Attention: CFO. Mr. Paul Gary has been designated as the lead independent director, and as such he chairs the regularly scheduled executive sessions among TriQuint’s non-management directors without management present.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics that applies to all of our employees, including our principal executive officer, principal financial officer and principal accounting officer. This code of ethics is posted on our Internet web site. The Internet address for our web site is www.triquint.com, and the code of ethics may be found as follows:

1.     From our main web page, first click on “Investors.”

2.     Next, click on “Sarbanes-Oxley Documents.”

3.     Next, click on “Policies.”

4.     Next, click on “Code of Business Conduct and Ethics.”

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on our web site, at the address and location specified above. If you wish to receive a copy of our code of ethics and do not have access to the Internet, please write to us at the address below, and we will furnish you a copy without charge:

Chief Financial Officer
TriQuint Semiconductor, Inc.
2300 NE Brookwood Parkway
Hillsboro, OR 97124

Attendance by Board Members at the Annual Meeting of Stockholders

It is the policy of the board to require board members to attend the annual meeting of stockholders. Exceptions may be made due to illness, travel or other commitments. All members of the board of directors seeking re-election attended our annual meeting of stockholders in person on May 14, 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

A board of eight directors is to be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight nominees named below, all of whom are presently directors of our company. In the event that any nominee of our company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. The term of office for each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified. The following table lists the persons recommended by the nominating and governance committee and nominated by the board of directors to be elected as directors and their ages as of April 1, 2005:

Name of Nominee	Age	Position with TriQuint	Since	Board Committees
Dr. Paul A. Gary	64	Director	1996	A, C, N*
Charles Scott Gibson	52	Director	1992	C*, N
Nicolas Kauser	65	Director	1999	C, N
Ralph G. Quinsey	49	President and Chief Executive Officer, Director	2002	—
Dr. Walden C. Rhines	58	Director	1995	C, N
Steven J. Sharp	63	Chairman of the Board, Director	1992	—
Edward F. Tuck	73	Director	1994	A, N
Willis C. Young	64	Director	2001	A*, N

Board Committees: A-Audit, C-Compensation, N-Nominating and Governance

*       Designates chair of that committee

There is no family relationship between any director and/or executive officer of our company.

Dr. Gary has been a director of our company since May 1996. Dr. Gary has been retired since 1996. From 1967 until 1996, he served in various capacities for Bell Laboratories, Western Electric Corporation and the Microelectronics division of AT&T Corporation (now Agere Systems, Inc.), with his last position being vice president of the Netcom IC business unit. He also serves as chairman of the board of directors of Data I/O Corporation and Broad-Air, a privately held broadband internet service company. Dr. Gary holds a B.S. degree in electrical engineering from Lafayette College, an M.S. degree in electrical engineering from Stanford University and a Ph.D. in electrical engineering from Stanford University.

Mr. Gibson has been a director of our company since September 1992. Since March 1992, Mr. Gibson has been a director of a number of high technology companies and not-for-profit organizations. He co-founded Sequent Computer Systems Inc., a computer systems company, in 1983 (which was acquired by International Business Machines Corporation), and served as its president from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as general manager, Memory Components Operations. He also serves as chairman of the board of directors of RadiSys Corporation, and is a director of Pixelworks, Inc., Electroglas, Inc. and Northwest Natural Company. Mr. Gibson also serves as Vice Chairman of the Oregon Health and Sciences University Governing and Foundation Board of Trustees and as a director of the Oregon Community Foundation. He received a B.S. degree in electrical engineering and an M.B.A. from the University of Illinois.

Mr. Kauser has been a director of our company since December 1999. Presently, Mr. Kauser is the President of Clearwire International and member of the board of directors of Clearwire Inc., a privately held company dedicated to the implementation of wireless broadband services in various countries. From

1990 through 1998, Mr. Kauser served as executive vice president and chief technology officer of AT&T Wireless Services, Seattle, Washington (formerly McCaw Cellular Communications, Inc.). From 1984 through 1990, Mr. Kauser was employed by Rogers Cantel, Inc., a Canadian wireless service provider, as vice president of engineering and later, senior vice president of network operations. He was a member of Cantel’s board of directors from 1990 to 1998. Mr. Kauser received a B.S. degree in electrical engineering from McGill University, Montreal, Canada.

Mr. Quinsey joined our company in July 2002 as president and chief executive officer and a director. Mr. Quinsey was vice president and general manager of the analog division of ON Semiconductor Corporation, a manufacturer of semiconductors for various applications, from September 1999 to January 2002. From 1979 to September 1999, Mr. Quinsey was employed by Motorola, Inc., a manufacturer of semiconductors and communications equipment, in various positions including most recently as vice president and general manager for the RF/IF circuits division. Mr. Quinsey has a B.S. degree in electrical engineering from Marquette University.

Dr. Rhines has been a director of our company since May 1995. Dr. Rhines has been the president, chief executive officer and chairman of the board of directors of Mentor Graphics Corporation, an electronic design automation company, since 1993. Prior to joining Mentor Graphics, he spent 21 years at Texas Instruments Incorporated, with his most recent position having responsibility for directing its worldwide semiconductor business as the executive vice president of Texas Instruments’ Semiconductor Group. Dr. Rhines also serves as a director of Cirrus Logic, Inc. Dr. Rhines holds a B.S. degree in metallurgical engineering from the University of Michigan, an M.S. degree and Ph.D. in materials science and engineering from Stanford University and an M.B.A. from Southern Methodist University.

Mr. Sharp joined our company in September 1991 as director, president and chief executive officer. In May 1992, he became chairman of our board. In July 2002, Mr. Sharp resigned as president and chief executive officer of TriQuint, and in September 2004, he resigned as an employee of the company but remains as chairman of the board of directors of TriQuint. Previously, Mr. Sharp was the founder and served as chief executive officer of Power Integrations, Inc., a semiconductor manufacturing company. Prior to that time, Mr. Sharp was employed for 14 years by Signetics Corporation (since acquired by Philips Electronics N.V.) and for nine years by Texas Instruments Incorporated. Mr. Sharp also serves as a director of Power Integrations, Inc., Pixelworks, Inc., and Ambric, Inc., a privately held fabless semiconductor company. He received a B.S. degree in mechanical engineering from Southern Methodist University, an M.S. degree in engineering science from California Institute of Technology and an M.B.A. from Stanford University.

Mr. Tuck has been a director of our company since November 1994. He is the principal of Falcon Fund, a wholly-owned venture capital entity. Since 1990, he has been a general partner of Kinship Venture Management LLP, which is the general partner of Kinship Partners II, a venture capital fund. From 1986 to 1995, Mr. Tuck was a general partner of Boundary, the general partner of The Boundary Fund, a venture capital fund. He spent most of his career in the telecommunications industry, serving in various positions with GTE Corporation and as vice president and technical director of ITT North America Telecommunications, among others. He currently serves as chairman of High Tower Software, a closely-held software company and H2Onsite, a start up company in the energy space. Mr. Tuck holds a B.S. degree in electrical engineering from the University of Missouri at Rolla.

Mr. Young has been a director of our company since July 2001. Prior to joining our board, he was a director of Sawtek Inc. from 1996 until 2001 when Sawtek merged with TriQuint. Mr. Young was a senior partner in the Atlanta office of BDO Seidman, LLP, an international accounting and consulting firm, from January 1996 to June 2000. Mr. Young retired in July 2000. From April 1995 to December 1995, Mr. Young was the chief financial officer for Hayes Microcomputer Products, Inc., a manufacturer of modems and communication equipment. From 1965 to 1995, Mr. Young held various positions with BDO Seidman, LLP, and from 1988 to 1995 he was vice chairman and a member of BDO Seidman’s Executive

Committee. Mr. Young has a B.S. degree in accounting from Ferris State University. He is a certified public accountant. Under Item 401(h) of Regulation S-K, Mr. Young is the designated audit committee financial expert. Mr. Young is considered “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Note: Mr. Francisco Alvarez has opted not to seek re-election to the board. The board wishes to thank Mr. Alvarez for his service to our company since 2000 and wishes him well in the future.

Director Independence

TriQuint has adopted standards for director independence, which are compliant with the rules of the Nasdaq Stock Market and the New York Stock Exchange.

The board determined that each member of the board and the board committees, except for Messrs. Quinsey and Sharp, meets the aforementioned independence standards. Mr. Quinsey does not meet the aforementioned independence standards, because he is the current president, chief executive officer and an employee of TriQuint and Mr. Sharp has been an employee of TriQuint within the past three years.

Furthermore, the board has determined that each member of each of the board’s committees meets the aforementioned independence standards.

Meetings and Committees of the Board of Directors

Our board of directors held five meetings during 2004. All of the directors attended all of the meetings of the board of directors and committees thereof, either in person or by teleconference, in 2004. The board of directors has an audit committee, a compensation committee and a nominating and governance committee.

In 2004, the audit committee consisted of directors Young (who serves as chairman), Gary and Tuck. The audit committee is responsible for appointing and overseeing actions taken by our independent registered public accounting firm, reviewing our external financial reports and filings with the SEC and reviewing our internal financial controls. The audit committee held ten meetings in 2004. Each member of the audit committee attended all of the audit committee meetings in 2004. The board has determined that Mr. Young is the “audit committee financial expert” pursuant to the rules and regulations of the SEC.

In 2004, the compensation committee consisted of directors Gibson (who serves as chairman), Gary, Kauser and Rhines. The compensation committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers as well as overseeing the administration of various incentive compensation and benefit plans, including our 1996 Stock Incentive Program. The compensation committee held four meetings in 2004. Each member of the compensation committee attended all of the compensation committee meetings in 2004.

In 2004, the nominating and governance committee consisted of directors Alvarez (who served as chairman in 2004), Gary, Gibson, Kauser, Miller, Rhines, Tuck and Young. The nominating and governance committee held two meetings in 2004. Each member of this committee attended all of the nominating and governance committee meetings in 2004. Mr. Alvarez is not seeking re-election to the board of directors, and the board has selected Mr. Gary to be the chairman of the committee effective January 1, 2005.

The purpose of the nominating and governance committee is to ensure that the board of directors is properly constituted to meet its fiduciary obligations to stockholders and our company and that we have and follow appropriate governance standards. To carry out this purpose, the nominating and governance committee shall: (1) assist the board of directors by identifying prospective director nominees and to recommend to the board of directors the director nominees for the next annual meeting of stockholders;

(2) develop and recommend to the board of directors the governance principles applicable to us; (3) oversee the evaluation of the board of directors and management; and (4) to recommend director nominees for each committee.

Director Compensation

Directors who are employees of our company receive no additional or special remuneration for serving as directors. As of January 1, 2005, each non-employee director currently receives, in addition to reimbursement for out-of-pocket expenses:

•       an annual retainer of $20,000*, payable in four equal quarterly installments;

•       an annual fee of $5,000 for members of the audit committee and $3,000 for members of the compensation committee;

•       an annual fee of $2,000 for the chairman of each of the audit committee, the compensation committee, and the nominating and governance committee; and

•       an annual fee of $40,000 in addition to the annual retainer for the chairman of the board of directors.

*      The $20,000 annual retainer remains at $15,000 until the company achieves profitability.

The board of directors, upon review of comparable company data and in light of additional governance responsibilities, restructured the compensation in November 2004 to be effective on January 1, 2005, to reflect the above compensation levels. Previously, the annual retainer was set at $15,000 per year and the chairman of the audit committee fee at $3,000 per year. The other fees are unchanged for 2005 compared to 2004. In addition, Steven J. Sharp, the chairman of the board of directors, is no longer an employee of TriQuint, and the board set the fee of $40,000 per year for a non-employee chairman of the board in additional to the annual board retainer.

The 1996 Stock Incentive Program provides for an automatic, one-time grant of an option to purchase 33,000 shares of common stock to each non-employee director, effective on the date of each such director’s initial appointment or election. The exercise price per share of the option is equal to the fair market value of our common stock as of the date of grant, and the option vests at a rate of 28% on the first anniversary of the grant date and 2% per month thereafter so long as the optionee remains a director of our company.

The 1996 Stock Incentive Program also provides for an automatic, nondiscretionary annual grant, effective at each annual meeting of stockholders, of an option to purchase 17,500 shares of common stock to each non-employee director who does not represent stockholders owning more than 1% of our outstanding common stock. This grant is adjusted pro-rata for a partial year if a director becomes a member of the board of directors at any time other than at the annual meeting of stockholders. All such options have an exercise price equal to the fair market value of our common stock as of the date of grant and vest at a rate of 25% six months after grant date and 12.5% per calendar quarter thereafter following the date of grant so long as the optionee remains a director of our company.

The board is recommending that the stockholders approve amending the 1996 Stock Incentive Program which will provide for an additional annual grant of 17,500 stock options to a non-employee director who acts as the chairman of the board, if immediately after such meeting, he or she shall continue to serve as chairman. See proposal No. 2 for a further discussion of this proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED
1996 STOCK INCENTIVE PROGRAM

In February 2005, the board of directors approved the amended and restated 1996 Stock Incentive Program (the “Plan”). The stockholders are being asked to approve the Plan so that we can continue to use the Plan to achieve our goals and also continue to receive a federal income tax deduction for certain compensation paid under the Plan. If the stockholders approve the Plan, it will replace the current version of the Plan. Otherwise, the current version of the Plan will remain in effect.

Changes to the Plan

The Plan currently allows for the grant of stock options. Assuming the stockholders approve this Proposal No. 2, the Plan would also permit the award of restricted stock, restricted stock units, stock appreciation rights, performance shares and performance units under the Plan. The ability to grant a wider range of awards under the Plan will help us achieve our goal of attracting, retaining and motivating our talented personnel. We want to ensure that we have maximum flexibility in determining the appropriate equity compensation for our employees and other service providers. The Plan has also been amended to add specific performance criteria that the Plan administrator may use to establish performance objectives, the achievement of which will allow certain awards to vest or be issued, which in turn will allow our company to receive income tax deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Assuming the stockholders approve this Proposal No. 2, the Plan will continue in effect until February 9, 2015. If the stockholders do not approve the Plan, the current version of the Plan will expire on February 1, 2006, unless earlier terminated in accordance with its terms. The Plan includes an amended formula mechanism to provide for an automatic grant to the non-employee chairman of the board of directors. In an effort to follow procedures and practices that the Company believes constitute the “best practices,” the Company is also proposing to amend the Plan to limit its ability to i) reprice any outstanding stock option or stock appreciation right after it has been granted (other than pro rata adjustments to reflect stock dividends and other corporate events) and ii) cancel any outstanding stock option or stock appreciation right and replace it with a new stock option or stock appreciation right with a lower exercise price, unless approved by stockholders. The amended and restated Plan does not differ from the current version of the Plan in any other material respect.

We believe strongly that the approval of the Plan is essential to our continued success. Our employees are our most valuable assets. Stock options and other awards such as those provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above, the stockholders are being asked to approve the Plan.

Background

The Plan currently provides for the grant of incentive stock options and nonstatutory stock options to officers and other employees of our company or any parent or subsidiary of our company. Additionally, the Plan currently provides for the grant of nonstatutory stock options to certain directors and consultants of our company or to any consultant of any parent or subsidiary of our company. Assuming the stockholders approve this Proposal No. 2, the Plan will also provide for the grant of the following types of additional incentive awards: (i) restricted stock, (ii) restricted stock units (iii) stock appreciation rights; and (iv) performance units and performance shares, which, together with stock options, are referred to individually as an “Award.” Those who will be eligible for Awards under the Plan include employees and consultants who provide services to our company and parent or subsidiary companies, as well as non-employee members of the board of directors, who are referred to individually as a “Participant.”

As of the record date, the persons eligible to participate in the Plan included 11 officers, seven non-employee directors and approximately 2,000 other employees of our company and subsidiaries. During the year ended December 31, 2004, options to purchase 5,107,687 shares of common stock were granted under the Plan at an average exercise price of approximately $5.53 per share.

At the time of the Plan’s initial adoption in May 1996, 2,400,000 shares were authorized and reserved for issuance under the Plan. On the following dates, the stockholders approved amendments to the Plan to increase the number of shares reserved for issuance under the Plan:

Date	Increase in Shares
May 1997	2,400,000
May 1998	2,700,000
May 1999	2,850,000
May 2000	3,800,000
May 2001	3,900,000
May 2002	6,500,000
May 2003	6,500,000
May 2004	5,000,000

The total number of shares approved by the stockholders that are reserved for issuance under the Plan is 36,050,000. As of the record date, options to purchase 25,515,958 shares have been issued under the Plan of which options to purchase 21,043,291 shares are outstanding, of which 13,765,097 are vested. As a result, 10,534,042 shares are still available for issuance under this Plan. No additional shares are being requested to be added to the Plan at this meeting of the stockholders.

Assuming the stockholders approve this Proposal No. 2, the grant of any Awards of restricted stock, restricted stock units, stock appreciation rights, or performance shares or units will be counted against the numerical limits of the total shares available for grants under the Plan as two shares for every one share subject to these Awards. Furthermore, if the shares acquired pursuant to any such Award are forfeited or repurchased by the company, two times the number of shares so forfeited or repurchased and will then again become available for issuance under the Plan.

Summary of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

Administration

The board of directors has vested the compensation committee (the “Committee”) with full authority to administer the Plan in accordance with its terms and to determine all questions arising in connection with its interpretation and application. The compensation committee is currently comprised of directors Gibson, Gary, Kauser and Rhines, none of whom are employees of our company. In any calendar year, no person may be granted options under the Plan exercisable for more than 500,000 shares, except the president and/or chief executive officer may not receive options under the Plan exercisable for more than 1,500,000 shares. In any calendar year, no person may be granted stock appreciation rights under the Plan exercisable for more than 250,000 shares, except the president and/or chief executive officer may not receive stock appreciation rights under the Plan exercisable for more than 750,000 shares. In any calendar year, no Participant may receive more than an aggregate of 250,000 shares separately pursuant to Awards of restricted stock, restricted stock units, performance units and performance shares; provided, however, that in connection with the Participant’s initial service as an employee, the Participant may be granted an aggregate of up to an additional 250,000 shares separately pursuant to Awards of restricted stock, restricted stock units, performance units and performance shares.

Stock Options

The exercise price of options granted under the Plan must equal or exceed the fair market value of the common stock on the date of grant (110% of the fair market value in the case of incentive stock options granted to employees who hold 10% or more of the voting power of our common stock or of our parent or subsidiary companies). As defined in the Plan, “fair market value” generally means the last reported sales price of the common stock on the Nasdaq National Market System on the date of grant.

Subject to earlier termination of the option as a result of termination of service, death or disability, each option granted under the Plan expires on the date specified by the Committee, but in no event more than (i) ten years from the date of grant in the case of nonstatutory stock options, (ii) ten years from the date of grant in the case of incentive stock options generally and (iii) five years from the date of grant in the case of incentive stock options granted to employees who hold 10% or more of the voting power of our common stock or any of our parent or subsidiary companies. Generally, the Committee grants options to new employees that vest over a four year period.

The Committee may determine the consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, and may consist entirely of: (i) cash, (ii) check, (iii) delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to us of the sale or loan proceeds required to pay the exercise price or (iv) any combination of such methods of payment.

Formula Option Grants to Non-Employee Directors

The Plan also provides for non-discretionary grants of nonstatutory stock options to our non-employee directors. The Plan provides that an initial option grant will be made when each non-employee director first joins our board. Upon election or appointment as a non-employee director, each such director will be automatically granted an option to purchase 33,000 shares. At each annual meeting of our stockholders, each non-employee director who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of the company is granted an option to purchase 17,500 shares, pro-rated based on his or her service as a director from the date of the previous annual meeting through the date of the such annual meeting. The number of shares subject to such pro-rated option is determined by multiplying 17,500 by a fraction, the numerator of which is the difference obtained by subtracting from 12 the number of whole calendar months that have elapsed since the date of the previous annual meeting of our stockholders, and the denominator of which is 12. Thereafter, each non-employee director will be automatically granted an option to purchase 17,500 shares on the date of each annual meeting of our stockholders.

The Plan also provides that each non-employee director who acts as the chairman of our board of directors will be granted an additional option to purchase up to 17,500 shares on the date of each annual meeting of our stockholders; provided, however, that after such meeting the non-employee director will continue to serve as the chairman.

All annual option grants and the chairman grant have a five-year term and all initial option grants have a ten-year term. All automatic grants must have an exercise price equal to 100% of our fair market value on the date of grant. The initial option grants vest as to 28% of the shares subject to such option on the first anniversary of the date of grant and as to an additional 2% of the shares subject to such option each calendar month thereafter, subject to the individual remaining a director through each such date. All other non-discretionary option grants vest as to 25% of the shares subject to such options six months after the applicable date of grant and as to an additional 12.5% of the shares subject to such options each calendar quarter thereafter, such that 100% of such option will be exercisable two years after the date of grant, provided the individual remains a director through each such date.

Stock Appreciation Rights

Assuming the stockholders approve this Proposal No. 2, the Committee, in its sole discretion, will be able to grant stock appreciation rights. A stock appreciation right is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Plan.

After termination of service, a Participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock and Restricted Stock Units

Assuming the stockholders approve this Proposal No. 2, the Committee, in its sole discretion, will be able to grant restricted stock or restricted stock units. Awards of restricted stock or units are rights to acquire or purchase shares of our common stock. Restricted stock and restricted stock units vest in accordance with the terms and conditions established by the Committee in its sole discretion. Awards of restricted stock or restricted stock units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The restricted stock Award agreement will generally grant our company a right to repurchase or reacquire the unvested shares upon the termination of the Participant’s service with us for any reason (including death or disability). The Committee will determine the number of shares or units granted pursuant to an Award of restricted stock or units, but no Participant will be granted a right to purchase or acquire more than 250,000 shares or units during any fiscal year, except that a Participant may be granted up to an additional 250,000 shares or units in connection with his or her initial employment.

Performance Units and Performance Shares

Assuming the stockholders approve this Proposal No. 2, the Committee will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Committee may establish are achieved or the Awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to each Participant. No Participant will receive performance units with an initial value greater than $250,000 and no Participant will receive more than 250,000 performance shares during any fiscal year, except that a Participant may be granted performance shares covering up to an additional 250,000 shares in connection with his or her initial service with our company. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals

As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to the stockholders. The performance goals may differ for each Participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

Transferability of Awards

The Plan generally will not allow for the transfer of Awards, except by will or the laws of descent and distribution, and all rights with respect to an Award granted to a Participant generally will be available during a Participant’s lifetime only to the Participant.

Merger or Sale of Assets

In the event of our merger with or into another corporation, or the sale of all or substantially all of our assets, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation); provided, however that the Committee may determine, in its sole discretion, that in lieu of assumption or substitution each Participant has the right to exercise their respective Award, that all restrictions on restricted stock will lapse, and that all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met. If an option or stock appreciation right becomes vested and exercisable in lieu of assumption or substitution, the Committee will provide notice to the recipient that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the Award for a period of thirty days from the date of such notice.

Prohibitions

The Plan specifically prohibits the granting of an option or stock appreciation right with an exercise price less than fair market value on the date of grant, the re-pricing of any such option or stock appreciation right without stockholder approval (including the cancellation and re-issuance of an option or stock appreciation right with a lower price), and issuance of reload options.

Term and Amendment of the Plan

Assuming the stockholders approve this Proposal No. 2, the Plan will be in effect until February 9, 2015, unless the board of directors terminates it sooner. If the stockholders do not approve the Plan, the current version of the Plan will expire on February 1, 2006, unless earlier terminated in accordance with its terms. The board of directors may terminate or amend the Plan at any time; provided, however, that we must obtain stockholder approval of any amendment to the extent necessary and desirable to comply with applicable laws. In addition, we must obtain stockholder approval in order to reduce the exercise price of any outstanding option or stock appreciation right under the Plan prior to making any such change. Stockholder approval, if required, must be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and our company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.   No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value on the date of grant is granted to a Participant. Upon exercise, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.   No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the Participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the Participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.   No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value on the date of grant is granted to a Participant. Upon exercise, the Participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.   A Participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Our Company.   We generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a Participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND OUR COMPANY WITH RESPECT TO THE GRANT

AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Participation in the Plan

The number of Awards that executive officers may receive under the Plan are subject to the discretion of the Committee and therefore cannot be determined in advance. To date, only stock options have been granted under the Plan. Effective on the date of the annual meeting, all of our directors (other than Mr. Quinsey), if elected, would each receive an automatic option grant to purchase 17,500 shares. In addition, Mr. Sharp, if elected, would receive an additional automatic option grant to purchase 17,500 shares as chairman of the board of directors.

The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan during the fiscal year ended December 31, 2004, and (b) the average per share exercise price of such options for (i) each of our directors, (ii) the chief executive officer and the next four most highly compensated executive officers in 2004 (the “Named Executive Officers”), (iii) current executive officers as a group, (iv) non-employee directors as a group and (v) all other employees (including all current officers who are not executive officers) as a group.

Name of Individual or Group	Number of Options Granted	Average per Share Exercise Price
Steven J. Sharp	35,000	$5.40
Ralph Quinsey	0	—
Francisco Alvarez	17,500	5.40
Paul A. Gary	17,500	5.40
Charles Scott Gibson	17,500	5.40
Nicholas Kauser	17,500	5.40
Walden C. Rhines	17,500	5.40
Edward F. Tuck	17,500	5.40
Willis C. Young	17,500	5.40
Brian P. Balut	56,600	5.45
Thomas V. Cordner	50,000	5.45
Raymond A. Link	75,000	5.45
J. David Pye	50,000	5.45
All current executive officers as a group (5 persons)	231,600	5.45
All non-employee directors as a group (8 persons)	157,500	5.40
All other employees (including all current officers who are not executive officers) as a group	4,718,587	5.54

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 1996 STOCK INCENTIVE PROGRAM.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board has appointed KPMG LLP as TriQuint’s independent registered public accounting firm to audit its consolidated financial statements for the 2005 fiscal year. During the 2004 fiscal year, KPMG LLP served as TriQuint’s independent registered public accounting firm. Although TriQuint is not required to seek stockholder approval of this appointment, the board believes it to be sound corporate governance to do so. If the appointment is not ratified, the audit committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of KPMG LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Before selecting KPMG LLP, the audit committee carefully considered KPMG LLP’s qualifications as independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters to be considered under the rules of the SEC, including the nature and extent of non-audit services, to ensure that the independent registered public accounting firm’s independence will not be impaired. The audit committee expressed its satisfaction with KPMG LLP in all of these respects. The audit committee of our board of directors has determined that the provision of services by KPMG LLP other than for audit related services is compatible with maintaining the independence of KPMG LLP as our independent registered public accounting firm. The audit committee also considered rotation of independent registered public accounting firm at this time and met with representatives of two other prominent accounting firms. After review of all credentials, including industry expertise and services, the audit committee appointed KPMG LLP for the audit of the company’s financial statements for 2005.

The following table shows KPMG LLP’s billings to us for the audit and other services for 2004 and 2003.

	2004	2003
Audit Fees(1)	$1,223,656	$498,000
Audit-related fees(2)	—	13,500
Tax Fees(3)	4,000	7,350
All Other Fees(4)	10,000	—
	$1,237,656	$518,850

(1)                 Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. The significant increase in fees in 2004 compared to 2003 is attributed to compliance and testing work in connection with section 404 of the Sarbanes-Oxley Act of 2002.

(2)                 Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and other attestation services.

(3)                 Tax fees for 2003 consisted of fees for tax compliance in preparation of the company’s 2003 tax return. The tax fees for 2004 relate to tax work provided to the company’s Costa Rican subsidiary.

(4)                 We did not engage KPMG LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended December 31, 2004, or December 31, 2003. The $10,000 included in all other fees for 2004 relates to an overview of section 404 of the Sarbanes-Oxley Act of 2002 provided by KPMG LLP to TriQuint.

Pre-Approval of Audit and Non-Audit Services

The audit committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging TriQuint’s independent registered public accounting firm to render an audit or permissible non-audit services, the audit committee specifically approves the engagement of TriQuint’s independent registered public accounting firm to render that service. Accordingly, TriQuint does not engage its independent registered public accounting firm to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the audit committee in advance. As such, the engagement of KPMG LLP to render 100% of the services described in the categories above was approved by the audit committee in advance of the rendering of the services. The audit committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS TRIQUINT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the audit committee of the board of directors shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The audit committee currently consists of three non-employee, independent directors: Willis C. Young, Paul Gary and Edward Tuck. The audit committee evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. The board of directors has adopted a written charter for the audit committee which details the responsibilities of the audit committee. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

On July 30, 2002, the Sarbanes-Oxley Act was signed into law. In September 2002, the committee met with representatives of management, legal counsel and our independent registered public accounting firm to further understand the provisions of the Sarbanes-Oxley Act. During 2003 and 2004, we reviewed processes that already are in place as well as those that will be implemented to comply with the requirements of the Sarbanes-Oxley Act as they become effective.

The audit committee members are not active professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004. This review included a discussion of the quality and the acceptability of the financial reporting and controls, including the clarity of disclosures in the financial statements.

The audit committee also reviewed with KPMG LLP, the company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality and the acceptability of our financial reporting and such other matters required to be discussed with the audit committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, as amended. The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Statement No. 1. The audit committee discussed with KPMG LLP their independence from management and TriQuint, including the matters in their written disclosures required by Independence Standards Board Statement No. 1.

The audit committee further discussed with our independent registered public accounting firm the overall scope and plans for their audits. The audit committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s evaluations of the effectiveness of our internal controls, and the overall quality of our financial reporting.

The audit committee also reviewed management’s report on internal controls as well as the independent registered public accounting firm’s report to the company as to its review of the effectiveness of the company’s internal controls as required under section 404 of the Sarbanes-Oxley Act.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Willis C. Young—Chairman
Dr. Paul Gary
Mr. Edward Tuck

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of March 23, 2005, by:

•       each stockholder known by us to beneficially own more than 5% of our common stock;

•       each of our directors and director nominees;

•       each of our executive officers named in the summary compensation table on page 29; and

•       all of our directors and executive officers as a group.

Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

Beneficial Owners(1)	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before May 22, 2005	Total Shares Beneficially Owned and Shares Underlying Exercisable Options	Percent of Outstanding Shares Beneficially Owned (%)(2)
5% Shareholders
Mazama Capital Management One S.W. Columbia, Suite 1500 Portland, OR 97258(3)	8,686,459	—	8,686,459	6.3%
Directors and Named Executive Officers:
Francisco Alvarez	31,495	79,250	110,745	*
Dr. Paul A. Gary	10,000	145,690	155,690	*
Charles Scott Gibson(4)	1,000	76,250	77,250	*
Nicolas Kauser	4,000	166,250	170,250	*
Ralph G. Quinsey	39,000	445,833	484,833	*
Dr. Walden C. Rhines(5)	6,000	148,250	154,250	*
Steven J. Sharp(6)	232,130	1,129,516	1,361,646	*
Edward F. Tuck	38,000	148,250	186,250	*
Willis C. Young	9,109	73,683	82,792	*
Thomas V. Cordner	45,912	341,239	387,151	*
Raymond A. Link(7)	82,050	300,818	382,868	*
J. David Pye	57,610	293,230	350,840	*
Brian P. Balut(8)	138,728	200,568	339,296	*
All directors and executive officers as a group (12 persons)	695,034	3,548,827	4,243,861	*

*                    Less than 1%

(1)                 The address of all directors and named executive officers is the address of our company: 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124.

(2)                 Applicable percentage of ownership is based on 138,807,339 shares of common stock outstanding as of March 23, 2005, together with applicable options for such stockholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 23, 2005, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)                 Information based on the Schedule 13G filed on February 14, 2005 with the Securities and Exchange Commission by Mazama Capital Management, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(4)                 Includes 1,000 shares held in trust by Mr. Gibson.

(5)                 Includes 6,000 shares held by Dr. Rhines’ wife.

(6)                 Excludes 13,600 shares held by a not-for-profit charitable foundation which Mr. Sharp is the trustee but receives no benefits from the foundation.

(7)                 Includes 46,996 shares held in the Sawtek Employee Stock Ownership and 401(k) and 5,222 held in an IRA for Mr. Link.

(8)                 Includes 66,582 shares held in the Sawtek Employee Stock Ownership and 401(k) for Mr. Balut, and 7,589 shares held in the Sawtek Employee Stock Ownership and 401(k) by Mr. Balut’s wife who is a former employee of Sawtek, 3,358 shares held directly by Mrs. Balut, 23,129 shares held in trust and 28,875 held in an IRA for Mr. Balut.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2004, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary of Cash and Certain Other Compensation

The following table provides certain summary information for 2004, 2003, and 2002 concerning compensation awarded to, earned by or paid to our named executive officers.

SUMMARY COMPENSATION TABLE

				Long Term Compensation Award
		Annual Compensation		Securities	All Other
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Underlying Options (#)	Compensation ($)(3)
Ralph G. Quinsey(4)	2004	$325,664	$1,979	—	—
President and Chief Executive Officer	2003	316,611	—	300,000	$14,628
	2002	148,590	—	500,000	93,464
Steven J. Sharp(5)	2004	46,016	385	35,000	500
Chairman of the Board	2003	247,961	—	52,500	15,848
	2002	288,982	—	20,000	500
Brian Balut(6)	2004	290,080	2,672	56,600	2,925
Vice President, Sawtek, Inc.	2003	186,118	750	70,000	60,871
	2002	154,575	699	52,500	42,127
Thomas V. Cordner	2004	215,402	1,309	50,000	500
Vice President, TriQuint Texas	2003	209,748	—	40,000	500
	2002	219,850	—	42,500	500
Raymond A. Link(7)	2004	234,666	1,352	75,000	500
Vice President, Finance and	2003	217,197	—	70,000	67,856
Administration, Chief Financial	2002	225,632	—	47,500	45,124
Officer and Secretary
J. David Pye	2004	249,819	1,493	50,000	500
Vice President, TriQuint Oregon	2003	245,194	—	40,000	500
	2002	249,309	—	37,500	500

(1)                 All executive officers listed above elected to take a voluntary reduction in base pay of approximately 10% for the second half of 2003. The base pay was reinstated to the previous levels on January 1, 2004.

(2)                 Represents payments under the company profit sharing programs.

(3)                 Includes a $500 matching contributions to the company 401(k) plan.

(4)                 Mr. Quinsey joined TriQuint in July 2002 as president and chief executive officer. Included in all other compensation for Mr. Quinsey is $14,128 and $67,964 for moving and relocation costs for 2003 and 2002 respectively. Mr. Quinsey received a $25,000 sign on bonus in 2002 which is included in other compensation.

(5)                 Mr. Sharp was president and chief executive officer until July 2002. From October 1, 2003 to September 30, 2004, Mr. Sharp’s annual salary as the chairman of the board was $60,000 per year. Effective October 1, 2004, Mr. Sharp is no longer an employee, but he continues to participate in the company’s group medical insurance program, and he pays the company the full COBRA rate for his participation. Mr. Sharp received $15,348 from a cash out of his accrued paid time off bank in 2003.

(6)                 The base salary for Mr. Balut in 2004 includes $90,506 for sales incentive commissions while Mr. Balut was Vice President, Sales and Marketing. All other compensation for Mr. Balut includes a payment of $2,425 under the Sawtek ESOP and 401(k) plan for 2004, $60,371 for 2003 and $41,627 for 2002 and a $500 match under the company 401(k).

(7)                 Included in all other compensation for Mr. Link is a $63,299 contribution from the Sawtek Inc. Employee Stock Ownership and 401(k) Plan (“ESOP”) in 2003, a contribution of $40,196 from the ESOP in 2002, and a cash out of a portion of his paid time off bank of $4,057 in 2003 and $4,428 in 2002.

Stock Option Grants in 2004

The following table sets forth information concerning stock option grants under the 1996 Stock Incentive Program to each of the named executive officers during 2004.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realized
	Individual Grants(1)				Value At Assumed
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price	Expiration	Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Granted	Fiscal Year(3)	Per Share	Date	5% ($)	10% ($)
Ralph G. Quinsey	0	0.000%	—	—	—	—
Steven J. Sharp(4)	35,000	0.685	$5.40	5/14/2009	$118,861	$301,217
Thomas V. Cordner(5)	50,000	0.979	5.45	5/13/2014	171,374	434,295
Raymond A. Link(5)	75,000	1.468	5.45	5/13/2014	257,061	651,442
J. David Pye(5)	50,000	0.979	5.45	5/13/2014	171,374	434,295
Brian Balut(5)	56,600	1.108	5.45	5/13/2014	193,995	491,622

(1)                 Options granted under the 1996 Stock Incentive Program include both incentive stock options and nonqualified stock options. All option grants are subject to the discretion of the compensation committee of the board of directors.

(2)                 These calculations are based on certain assumed annual rates of appreciation as required by SEC rules and regulations governing the disclosure of executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the five or ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock and overall stock market conditions. There can be no assurance that the gains reflected in this table will be achieved.

(3)                 Based on options granted in 2004 totaling 5,107,687 shares to our employees under all stock option programs.

(4)                 Options vest 25% on November 14, 2004, and 12.5% per quarter thereafter with full vesting on May 14, 2006.

(5)                 Options begin to vest monthly on July 1, 2006, with full vesting on June 1, 2007.

Stock Option Exercises and Holdings

The following table provides information relating to option exercises by the executive officers identified in the Summary Compensation Table during 2004. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of December 31, 2004.

The “Value Realized” on option exercises is equal to the difference between the fair market value of our common stock on the date of exercise less the exercise price. The “Value of Unexercised In-the-Money Options at Fiscal Year-End” is based on $4.45 per share, the closing sales price of our common stock in trading on the Nasdaq National Market on December 31, 2004, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised In-the-
	Shares Acquired on	Value	Underlying Unexercised Options at Fiscal Year-End (#)		Money Options at Fiscal Year-End ($)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ralph G. Quinsey	—	—	375,000	425,000	$59,800	$216,200
Steven J. Sharp	38,066	$109,154	1,112,016	35,000	667,364	8,050
Thomas V. Cordner	—	—	332,837	90,083	57,519	30,360
Raymond A. Link	34,521	157,605	286,929	144,166	8,050	56,350
J. David Pye	—	—	285,522	89,250	134,838	30,360
Brian Balut	—	—	188,849	123,162	8,050	56,350

Equity Compensation Plan Information

The following table provides information as of December 31, 2004, about our common stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our board of directors under all existing equity compensation plans including the 1987 Stock Incentive Program, the 1996 Stock Incentive Program, the 1998 Nonstatutory Stock Option Plan, the 1998 Employee Stock Purchase Plan, the Sawtek Inc. Second Stock Option Plan and the Sawtek Inc. Stock Option Plan for Acquired Companies:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)		(c)
Equity compensation plans approved by securityholders	23,786,757 (1)	$11.54	(2)	9,450,019
Equity compensation plans not approved by securityholders	2,064,808	$8.52		702,893
Total	25,851,565	$11.30	(2)	10,152,912

(1)                 Of these shares of common stock, 116,182 shares were subject to outstanding options under the 1987 Stock Incentive Program, 22,143,267 shares were subject to outstanding options under the 1996 Stock Incentive Program, 1,497,679 shares were subject to outstanding options under the Sawtek Inc. Second Stock Option Plan and 29,629 shares were subject to outstanding options under the Sawtek Inc. Stock Option Plan for Acquired Companies. In addition, there are 283,031 shares of our common stock reserved for future issuance under our 1998 Employee Stock Purchase Plan. The 1998 Employee Stock Purchase Plan provides for an automatic increase up to 2,400,000 shares in May of each year.

(2)                 The weighted average exercise price excludes the shares in the 1998 Employee Stock Purchase Plan. We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1998 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under the 1998 Employee Stock Purchase Plan. The 1998 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

1998 Nonstatutory Stock Option Plan

In January 1998, the board of directors approved the 1998 Nonstatutory Stock Option Plan (the “1998 Plan”). The 1998 Plan was subsequently amended and restated in July 2003. The 1998 Plan has not been submitted to our stockholders for approval.

The material terms of the 1998 Plan are summarized as follows:

Purpose

The purposes of the 1998 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

Eligibility to Participate in the 1998 Plan

Nonstatutory stock options may be granted to our consultants and our employees who are not officers or directors.

Number of Shares Covered by the 1998 Plan

The board of directors initially reserved 500,000 shares of our common stock for issuance under the 1998 Plan. Our shares of common stock have split three times (3 for 2 stock split in July 1999, 2 for 1 in February 2000 and 2 for 1 in July 2000), thus producing an equivalent effect of a 6 for 1 stock split. Due to these stock splits, the shares of our common stock reserved for issuance under the 1998 Plan increased from 500,000 to 3,000,000 shares. In December 2002, the board of directors amended the 1998 Plan to increase the aggregate number of shares of common stock authorized for issuance by 1,000,000 due to the grant of stock options to our new employees from businesses that we acquired in 2002 and early 2003. As of March 23, 2005, options to acquire 1,234,739 shares were exercised, options to acquire 1,844,079 shares were outstanding and options to acquire 921,182 shares remain to be granted under the 1998 Plan, out of the 4,000,000 shares reserved for issuance.

Awards Permitted under the 1998 Plan

The 1998 Plan authorizes the granting of nonstatutory stock options only.

Terms of Options

The exercise price of an option may not be less than the fair market value of our common stock on the date of grant and the term of each option shall be stated in the stock option agreement. All of the options that are currently outstanding under the 1998 Plan vest and become exercisable over a four-year period beginning at the grant date. Payment of the exercise price may be made by cash, check, promissory note, cashless exercise, other shares of our common stock, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the board of directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the board of directors or its appointed committee up to the remainder of the option’s term.

Capital Changes

The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations, reclassification of the common stock or other changes in capitalization as described in the 1998 Plan.

Merger or Change of Control

In the event of a merger of our company with or into another corporation, or the sale of substantially all of our assets, each outstanding option under the 1998 Plan must be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

Termination and Amendment

The 1998 Plan provides that the board of directors may amend or terminate the 1998 Plan without stockholder approval, but no amendment or termination of the 1998 Plan or any award agreement may adversely affect any award previously granted under the 1998 Plan without the written consent of the optionee.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
CHANGE-OF-CONTROL ARRANGEMENTS

Employment Contracts and Termination of Employment Arrangements

In June 2002, under the terms of his acceptance of employment, Ralph G. Quinsey, our president and chief executive officer, entered into a letter agreement with us pursuant to which he was to receive an annual base salary of $330,200, subject to annual review, an annual target bonus of 50% of his base salary subject to compliance with performance against a corporate wide bonus plan and a stock option grant for 500,000 shares of our common stock (vesting 28% on first anniversary of option grant, then 2% monthly thereafter until fully vested), a moving and relocation allowance consistent with our corporate polices, with a tax equalization adjustment, and a signing bonus of $25,000. In the event that we desire to terminate Mr. Quinsey’s employment without cause, we must provide Mr. Quinsey a lump sum payment equal to one year’s compensation at Mr. Quinsey’s then-current base salary and health and life benefits at company expense for 12 months. The agreement also provides for a change of control benefit of full vesting of 12 months’ worth of unvested options in the event Mr. Quinsey is terminated without cause or resigns for good reason within 12 months of a change of control.

In November 2002, and modified in February 2004, we entered into a letter agreement with Raymond A. Link, our vice president of finance and administration, chief financial officer and secretary. Pursuant to the agreement, Mr. Link receives an annual base salary of $225,750, subject to annual review, an annual bonus consistent with our bonus programs and an annual option grant in accordance with our current guidelines. The agreement also provides for a change of control benefit of one year’s base pay as a lump sum and full vesting of the 60,000 options granted to Mr. Link in July 2001 in the event of (i) a change of control or (ii) a merger of our company resulting in an ownership change of less than 50% and greater than 30% in which Mr. Link is not retained as the Chief Financial Officer of the surviving entity for a period of not less than one year. In the event that we desire to terminate Mr. Link’s employment without cause, we must provide Mr. Link a lump sum payment equal to 12 months’ compensation at Mr. Link’s then-current base salary and health and life benefits at the company’s expense for 12 months. In the event of a resignation with good reason, we must provide Mr. Link a lump sum payment equal to 12 months’ compensation at Mr. Link’s then-current base salary and health and life benefits at the company’s expense for 12 months.

In April 2004, we entered into a letter agreement with Todd A. DeBonis, our vice president of worldwide sales. Pursuant to the agreement, Mr. DeBonis receives an annual base salary of $220,000 and a guaranteed first year sales incentive bonus of approximately $74,000 payable in the first quarter of 2005 and targeted at 50% of his base compensation annually, a stock option grant of 280,000 shares vesting over a five year period, and a moving and a relocation allowance consistent with our corporate policies, with tax equalization adjustment. In the event of a change of control resulting in a termination without cause or resignation for good reason, we will vest the furthest out 12 months of unvested options. In the event of termination without cause or resignation for good reason, Mr. DeBonis shall receive 12 months of base pay along with 12 months of health and life insurance, which shall cease upon Mr. DeBonis’s subsequent employment or consulting.

Change-of-Control Arrangements

In January 1995, the board approved an amendment to each stock option held by our then-current executive officers, and to each stock option granted to our future executive officers, as determined from time to time by the board of directors or a committee thereof, to provide that, in the event we experience a change of control, certain outstanding stock options held by each executive officer at the time of any such change of control, regardless of whether such stock options are then exercisable in accordance with their terms, shall become vested and exercisable as follows:

1.                The chief executive officer shall become immediately vested for those shares that would have otherwise become vested over the last twelve months of the options’ vesting schedules.

2.                The chief financial officer shall become immediately vested for those shares that would otherwise have become vested over the last eight months of the options’ vesting schedules.

3.                All other executive officers shall become immediately vested for those shares that would have otherwise become vested over the last four months of the options’ vesting schedules.

This arrangement is applicable to all stock options held by our current executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2004, we believe that, except as described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than the compensation agreements described in “Executive Compensation and Other Matters.”  We intend that any such future transactions will be approved by a majority of the board of directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to our company than could be obtained from unaffiliated third parties. We offer participation in our group medical insurance program to all outside directors if they agree to pay the full COBRA rate to us. Only Mr. Sharp has opted to participate in this program at this time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee is responsible for determining salaries, incentives and other forms of compensation for directors and executive officers. Our compensation committee consists of Messrs. Gibson, Gary, Kauser and Rhines. Mr. Quinsey, our chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except during discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this board compensation committee report on executive compensation shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The compensation committee reviews and approves TriQuint’s executive compensation policies. The compensation committee operates under a written charter adopted by the board of directors in September 2002 and amended in February 2004. The following is the report of the compensation committee describing compensation policies and the rationale applicable to the compensation paid to TriQuint’s executive officers for fiscal 2004.

Compensation Philosophy and Policies for Executive Officers

TriQuint’s executive compensation program is designed to align the interests of executives with the interest of the stockholders by creating a performance-oriented environment that rewards performance related to the goals of TriQuint. TriQuint’s executive compensation program is also designed to attract and retain qualified executives in the highly competitive high technology marketplace in which TriQuint competes. In this regard, the levels of executive compensation established by the compensation committee are designed to be consistent with those available to other executives in the industry. In particular:

•       We base compensation on the level of job responsibility, individual performance, and company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to company performance and shareholder returns.

•       We reflect in our compensation the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other high technology employers who compete with us for talent.

•       We develop and administer our compensation programs to foster the long-term focus required for success in our industry.

The program consists of both annual and long-term components, which are considered together in assessing whether the program is attaining its objectives.

We consider various measures of company and industry performance, including sales, operating income, net income, and total market value. These data assist us in exercising judgment in establishing total compensation ranges. We do not assign these performance measures relative weights. Instead, we make a subjective determination after considering all such measures collectively.

We also compare, or benchmark, our programs with other technology companies of comparable size and stature to the company. For this benchmarking, we use a peer group of technology companies and survey data of other semiconductor companies. We compare the executive compensation programs as a whole, and we also compare the pay of individual executives if we believe the jobs are sufficiently similar to make the comparison meaningful.

We use the peer group data primarily to ensure that the executive compensation program as a whole is within the broad middle range of comparative pay of the peer group companies. We do not target a specific position in the range of comparative data for each individual or for each component of compensation. We establish individual amounts in view of the comparative data and such other factors as level of responsibility, prior experience, and our judgment as to individual performance. We do not apply formulas or assign these factors specific mathematical weights; instead, we exercise judgment and discretion.

Components of Executive Compensation for 2004

1.                Base Salary—which is designed to compensate executives competitively within the industry and the marketplace;

2.                Quarterly Profit Sharing—which provides a direct link between executive compensation and the quarterly performance of TriQuint;

3.                Key Employee Incentive Plan—which provides a direct link between executive compensation and the quarterly and annual performance of TriQuint; and

4.                Long Term Incentives—which consist of stock options that link management decision making with TriQuint’s long-term performance and stockholder interests.

5.                Deferred Compensation—In October 2004, the company adopted a deferred compensation plan whereby officers, directors and certain key employees can elect to defer a certain portion of their compensation. TriQuint does not contribute any additional amounts to this program other than the amounts deferred by the individuals who chose to participate.

Base Salaries

Base salary levels for the chief executive officer and other executive officers of TriQuint are reviewed annually by the compensation committee. The compensation committee’s current policy is to maintain base salary levels in the second quartile for the industry when compared with those of executives holding similar positions with other companies in the high technology and semiconductor industries that are similar in size to TriQuint. The compensation committee reviewed survey data from peer companies and various other industry surveys in setting the compensation for the executive officers of TriQuint. Certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by TriQuint in determining salary levels for the chief executive officer and other executive officers of TriQuint.

Quarterly Profit Sharing

All U.S. based employees and employees in certain foreign subsidiaries participate in TriQuint’s profit sharing program. Profit sharing is paid quarterly and equals a percentage of the employees’ quarterly earnings. The profit sharing pool is equal to 10% of adjusted operating income. Effective January 1, 2005, for all employees employed in the United States, the profit sharing amount is paid quarterly in cash. There were no profit sharing payments to any employee or officer from this program in 2002 or 2003. A small profit sharing, less than $1,000 per each executive officer, was earned in the fourth quarter of 2003 and paid in the first quarter of 2004. In addition, a small profit sharing, less than $2,000 per each executive officer, was earned in the first half of 2004 and paid in 2004.

Officer and Key Employee Incentive Plan

In February 2004, the compensation committee of the board of directors approved the officer and key employee incentive plan for 2004. Participants must be employed full-time by TriQuint during the year to be eligible for a bonus. The bonus is based on actual versus budget operating income adjusted for certain one-time gains and charges. The bonuses vary with the level of achievement of budgeted operating income. There were no payments in 2002, 2003 or 2004 to any officer or employee pursuant to this bonus program. An achievement bonus of $1,000 was paid to Mr. Balut in the first quarter of 2005.

Long-Term Incentives

TriQuint provides its executives, including the chief executive officer, long-term incentives through the grant of stock options under its 1996 Stock Incentive Program. The purpose of the 1996 Stock Incentive Program is to create a direct link between compensation and the long-term performance of TriQuint. Stock options under this program are generally granted at an exercise price equaling 100% of fair market value, have a ten-year term and generally vest in installments over four years. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of TriQuint’s common stock, this portion of the executives’ compensation is directly aligned with an increase in stockholder value. Stock options are granted to executive officers in conjunction with each executive officer’s acceptance of employment with TriQuint, upon promotion to executive officer, and annually based on several factors. When determining the number of stock options to be awarded to an executive officer, the compensation committee considers (i) the executive’s current contribution to TriQuint’s performance, (ii) the executive’s anticipated contribution in meeting TriQuint’s long-term strategic performance goals and (iii) comparisons to an internally generated informal survey of executive stock option grants made by other high technology and semiconductor companies at a similar stage of development as TriQuint. Individual considerations, such as the executive’s current and anticipated contributions to TriQuint’s performance, may be more subjective and less measurable by financial results at the corporate level. In this respect, the compensation committee exercises significant judgment in measuring the contribution or anticipated contribution to TriQuint’s performance. The compensation committee also periodically reviews the stock options granted to insure equitable distribution of such options among the officers.

Other

TriQuint’s executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including TriQuint’s employee stock purchase plan.

Chief Executive Officer Compensation for 2004

In establishing Mr. Quinsey’s compensation for 2004, the compensation committee applied the principles outlined above in the same manner as they were applied to the other executives. The compensation committee and the full board of directors set the base salary for Mr. Quinsey on his date of hire in July 2002 at $330,200 per year subject to annual review. Mr. Quinsey took a voluntary 10% reduction in his base salary during the second half of 2003. Mr. Quinsey’s base pay was restored back to $330,200 on January 1, 2004, and it remains at that amount. The compensation committee will review Mr. Quinsey’s compensation for 2005 in the second quarter of 2005.

Deductibility Cap on Executive Compensation

The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to TriQuint’s executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the named executive officers, unless compensation is performance-based. In general, it is the compensation committee’s policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws.

Conclusion

The compensation committee and the board believe that the caliber and motivation of all our employees, and especially our executive leadership, are essential to the company’s performance. We believe our management compensation programs contribute to our ability to differentiate our performance from others in the marketplace. We will continue to evolve and administer our compensation program in a manner that we believe will be in stockholders’ interests and worthy of stockholder support.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Mr. Charles Scott Gibson—Chairman

Dr. Paul Gary

Mr. Nicolas Kauser

Dr. Walden C. Rhines

STOCK PRICE PERFORMANCE GRAPH

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of our common stock with the cumulative return of the Nasdaq U.S. Index and the SIC Code 3674—Semiconductors and Related Devices Index for the period commencing December 31, 1999, and ending on December 31, 2004.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN*

	1999	2000	2001	2002	2003	2004
TriQuint Semiconductor, Inc.	100.00	157.11	44.09	15.25	25.43	16.01
NASDAQ U.S. Index	100.00	60.82	48.18	33.13	49.95	54.53
Peer Group	100.00	76.92	62.37	29.28	54.63	43.95

*                    No cash dividends have been declared or paid on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The peer group index used, SIC Code 3674—Semiconductors and Related Devices, utilizes the same methods of presentation and assumptions for the total return calculation as our company and the Nasdaq U.S. Index. All companies in the peer group index are weighted in accordance with their market capitalizations.

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS OF
TRIQUINT SEMICONDUCTOR, INC.

Appendix A

TRIQUINT SEMICONDUCTOR, INC.
1996 STOCK INCENTIVE PROGRAM(1)
(AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 2005)

1.   Purposes of the Program.   The purposes of this Stock Incentive Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and certain Outside Directors of the Company and to promote the success of the Company’s business.

The Program permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards at the discretion of the Administrator and as reflected in the terms of the Award Agreement. The Program also provides for automatic grants of Nonstatutory Stock Options to Outside Directors who are neither representatives nor employees or stockholders owning more than one percent (1%) of the outstanding shares of the Company.

2.   Definitions.   As used herein, the following definitions shall apply:

(a)   “Administrator” shall mean the Board or any of its Committees as shall be administering the Program, in accordance with Section 4 of the Program.

(b)   “Annual Director Grant” shall mean the Complete Annual Director Grant and the Partial Annual Director Grant, collectively.

(c)   “Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Program.

(d)   “Award” means, individually or collectively, a grant under the Program of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e)   “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Program including an Option Agreement. The Award Agreement is subject to the terms and conditions of the Program.

(f)   “Board” shall mean the Board of Directors of the Company.

(g)   “Chairman Grant” shall mean the automatic Option grant made to the Company’s Chairman of the Board pursuant to Section 8(e).

(h)   “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i)   “Committee” shall mean a Committee appointed by the Board of Directors in accordance with Section 4 of the Program.

(j)   “Common Stock” shall mean the Common Stock of the Company.

(k)   “Company” shall mean TriQuint Semiconductor, Inc., a Delaware corporation.

(1)      The 1996 Stock Incentive Program has been amended and restated to reflect the proposed amendments approved by the Board of Directors in February 2005, which amendments are set forth in Proposal Two of the Proxy Statement for approval by the stockholders at the 2005 Annual Meeting.

(l)   “Complete Annual Director Grant” shall mean the automatic Option grant made to the Outside Directors pursuant to Section 8(c).

(m)   “Consultant” shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services; or are paid only a director’s fee by the Company.

(n)   “Continuous Status as an Employee, Consultant or Outside Director” shall mean the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator.

(o)   “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Program as “performance-based compensation” under Section 162(m) of the Code.

(p)   “Director” shall mean a member of the Board.

(q)   “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(r)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(s)   “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)   “Initial Director Grant” shall mean the automatic Option grant made to an Outside Director pursuant to Section 8(b).

(u)   “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)   “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)   “Option” shall mean a stock option granted pursuant to the Program.

(x)   “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Program.

(y)   “Optioned Stock” shall mean the Common Stock subject to an Award.

(z)   “Optionee” shall mean an Employee, Consultant or Outside Director who holds an outstanding Option.

(aa)   “Outside Director” shall mean a member of the Board of Directors of the Company who is not an Employee.

(bb)   “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)   “Partial Director Annual Grant” shall mean the automatic Option grant made to an Outside Director on a date other than the date of an annual meeting of the Company’s stockholders pursuant to Section 8(d).

(dd)   “Participant” means the holder of an outstanding Award including an Optionee.

(ee)   “Performance Period” means any fiscal year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff)   “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 12.

(gg)   “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 12.

(hh)   “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii)   “Program” shall mean this 1996 Stock Incentive Program.

(jj)   “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 9 of the Program, or issued pursuant to the early exercise of an Option.

(kk)   “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll)   “Retirement” shall mean the termination of a Participant’s Continuous Status as an Employee, Consultant or Outside Director when any of the following are true: (i) the Participant is at least fifty-five (55) years old and he or she has completed at least seven (7) years of service as an Employee, Consultant, or, if applicable, Outside Director, (ii) the Participant is at least sixty-three (63) years old, or (iii) the Participant’s age when added to the number of years of service as an Employee, Consultant or, if applicable, Outside Director equals or exceeds seventy (70).

(mm)   “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Program.

(nn)   “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 15 of the Program.

(oo)   “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 11 is designated as a Stock Appreciation Right.

(pp)   “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.   Stock Subject to the Program.

(a)   Stock Subject to the Program.   Subject to the provisions of Section 15 of the Program, the maximum aggregate number of shares under the Program is 36,050,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)   Full Value Awards.   Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Stock Appreciation Rights, will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Program pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Program and will again become available for issuance.

(c)   Lapsed Awards.   If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Program (unless the Program has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Program; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Program (unless the Program has terminated). However, Shares that have actually been issued under the Program under any Award will not be returned to the Program and will not become available for future distribution under the Program; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Program. Shares used to pay the tax and exercise price of an Award will become available for future grant or sale under the Program. To the extent an Award under the Program is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Program. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Program under this Section 3(c).

4.   Administration of the Program.

(a)   Procedure.

(i)   Multiple Administrative Bodies.   The Program may be administered by different Committees with respect to different groups of Employees or Consultants.

(ii)   Section 162(m).   To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Program shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)   Rule 16b-3.   To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)   Other Administration.   Other than as provided above, the Program shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)   Power of the Administrator.   Subject to the provisions of the Program, the Administrator shall have the authority, in its discretion: (i) to determine the terms and conditions of any Award granted hereunder (which need not be identical) consistent with the terms of the Program; (ii) to approve forms of agreement for use under the Program; (iii) to determine, upon review of relevant information and in accordance with Section 7(b)(ii) of the Program, the fair market value of the Common Stock; (iv) to determine the exercise price per share of Options and Stock Appreciation Rights to be granted, which exercise price shall be determined in accordance with Sections 7 and 11 of the Program; (v) to select the Employees or Consultants to whom Awards may be granted hereunder (except with respect to automatic Option grants made to certain Outside Directors); (vi) to interpret the Program; (vii) to prescribe, amend and rescind rules and regulations relating to the Program; (viii) to modify or amend each Award with the consent of the holder thereof; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Administrator; (x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld; (xi) to grant in addition to the incentives described in Sections 7, 9, 10, 11 and 12 below, other incentives payable in cash or Shares under the Program as determined by the Administrator to be in the best interests of the Company and subject to any terms and conditions the Administrator deems advisable; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Program. However, with respect to Options granted to certain Outside Directors pursuant to Section 8 hereof, the Administrator shall exercise no discretion and such awards shall be administered solely according to their terms.

(c)   Effect of Administrator’s Decision.   All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Program.

5.   Eligibility.   Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Employees and Consultants; Options may also be granted to Outside Directors who are neither employees nor representatives of stockholders owning more than one percent (1%) of the outstanding shares of the Company. However, (i) Incentive Stock Options may be granted only to Employees, and (ii) Options may only be granted to Outside Directors who are neither Employees nor representatives of stockholders owning more than one percent (1%) of the outstanding shares of the Company in accordance with the provisions of Section 8 hereof. An Employee, Consultant or Outside Director who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards.

6.   Limitations.

(a)   Exercise Price; Repricing.   No Awards of Options or Stock Appreciation Rights may be granted with an exercise price or purchase price that is less than 100% of the Fair Market Value per share on the date of grant. The Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15) nor may the Administrator cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders.

(b)   Outside Directors.

(i)   No Awards may be granted to Outside Directors owning more than one percent (1%) of the outstanding shares of the Company.

(ii)   No Options will be granted to Directors who are also Employees pursuant to the provisions of Section 8. The provisions set forth in Section 8 hereof shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder.

(c)   Section 162(m).

(i)   The President and/ or Chief Executive Officer of the Company shall not be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Shares, and no other

Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii)   During any fiscal year of the Company, no Participant will receive more than an aggregate of 250,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock.

(iii)   During any fiscal year of the Company, no Participant will receive more than an aggregate of 250,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Restricted Stock Units.

(iv)   The President and/ or Chief Executive Officer of the Company shall not be granted, in any fiscal year of the Company, Stock Appreciation Rights to purchase more than 750,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Stock Appreciation Rights to purchase more than 250,000 Shares.

(v)   During any fiscal year, (a) no Participant will receive Performance Units having an initial value greater than $250,000, and (b) no Participant will receive more than 250,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(d)   Incentive Stock Options.

(i)   Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of Shares subject to an Optionee’s incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans or programs of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(d)(i), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

(ii)   In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

(iii)   The term of each Incentive Stock Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided by the Administrator. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided by the Administrator, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator.

(e)   Term of Nonstatutory Stock Option.   The term of each Nonstatutory Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator. In the case of a Nonstatutory Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator.

(f)   Reload Awards.   The Administrator will not be permitted to grant an Option with a “reload” feature whereby a Participant who exercises an Option with Shares is immediately and automatically granted a new Option for the number of Shares used to exercise the original Option and with the same terms as the original Option, except with an exercise price equal to the then Fair Market Value.

7.   Stock Options.

(a)   Limitations.

(i)   The following limitations shall apply to grants of Options under the Program (defined below):

(A)   The President and/ or Chief Executive Officer of the Company shall not be granted, in any fiscal year of the Company, options to purchase more than 1,500,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(B)   The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(C)   The foregoing limitations set forth in this Section 7(a) are intended to satisfy the requirements applicable to Options intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitations.

(b)   Option Exercise Price and Consideration.

(i)   The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but in no event shall it be less than 100% of the fair market value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

(ii)   The fair market value shall be determined by the Administrator; provided, however, in the event that the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the trading day that is the time of determination (or if such time of determination does not occur on a trading day, the last trading day prior to the time of determination), as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or in the event that the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable.

(iii)   The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of:

(A)   cash,

(B)   check,

(C)   delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price, or

(D)   any combination of such methods of payment.

In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

However, with respect to Options granted to certain Outside Directors pursuant to Section 8 hereof, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist entirely of the types of consideration listed in Section 7(b)(iii)(A), (B), (C), (D) and (E) above.

(c)   Term of Option.   The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided by the Administrator. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided by the Administrator, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided by the Administrator. However, with respect to Options granted to certain Outside Directors pursuant to Section 8 hereof the term shall be as stated in such Section.

(d)   Exercise of Option.

(i)   Procedure for Exercise; Rights as a Stockholder.   Any Option granted hereunder, except for Options granted to certain Outside Directors in accordance with Section 8, shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Program.

(A)   An Option may not be exercised for a fraction of a Share.

(B)   An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company either by a signed writing or electronic transmission in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised, together with any applicable withholding taxes, has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(b)(iii) of the Program. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Program.

(C)   Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Program and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)   Termination of Status as an Employee, Consultant or Outside Director.   Unless otherwise provided by the Administrator, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within ninety (90) days (or, for Options not granted pursuant to Section 8 hereof, for such other period of time, not exceeding 90 days in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it as of the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

(iii)   Disability of Optionee.   Notwithstanding the provisions of Section 7(d)(ii) above, unless otherwise provided by the Administrator, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, until the date of expiration of the term of such Option as set forth in the Option Agreement (or such shorter period of time as provided by the Administrator), exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

(iv)   Death of Optionee.   In the event of the death of an Optionee:

(A)   during the term of the Option, where the Optionee is at the time of his or her death an Employee, Consultant or Outside Director of the Company and where such Optionee shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that he or she was entitled to exercise it at the date of death; or

(B)   within ninety (90) days after the termination of Continuous Status as an Employee, Consultant or Outside Director by the Company without cause, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

(v)   Retirement.   Notwithstanding the provisions of Section 7(d)(ii) above, unless otherwise provided by the Administrator, in the event of termination of an Optionee’s Continuous Status as an Employee, Consultant or Outside Director as a result of his or her Retirement, the Optionee may, until the date of expiration of the term of such Option as set forth in the Option Agreement (or such shorter period of time as provided by the Administrator), exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified by the Administrator, the Option shall terminate.

8.   Automatic Option Grants to Certain Outside Directors.   The provisions set forth in this Section 8 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder. All grants of Options to Outside Directors under this Program shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(a)   No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Program shall be construed to prevent an Outside Director from declining to receive an Option under this Program.

(b)   Upon a person’s initial election or appointment as an Outside Director, he or she shall automatically receive an Option (the “Initial Director Grant”) to purchase 33,000 Shares; provided, however that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive such automatic grant.

(c)   On the date of each annual meeting of the Company’s stockholders, each person who is then an Outside Director and who was an Outside Director from the date of the previous annual meeting through the date of the current annual meeting, and who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of the Company shall automatically receive an Option to purchase 17,500 Shares (the “Complete Annual Director Grant”).

(d)   Each Outside Director who is not a representative of stockholders owning more than one percent (1%) of the outstanding shares of the Company and who first becomes an Outside Director as of a date other than the date of an annual meeting of the Company’s stockholders shall automatically receive upon the date of the annual stockholder’s meeting immediately following the date he or she first becomes an Outside Director, an Option (the “Partial Director Annual Grant” and collectively with the Complete Annual Grant, the “Annual Director Grants”) to purchase that number of Shares obtained by multiplying 17,500 by a fraction, the numerator of which is the difference obtained by subtracting from twelve (12) the number of whole calendar months that elapse from the date such person first becomes an Outside Director through the date of the annual meeting immediately following the date he or she first becomes an Outside Director and the denominator of which is 12.

(e)   On the date of each annual meeting of the Company’s stockholders, each Outside Director who acts as the Chairman of the Board shall automatically receive an Option to purchase 17,500 Shares, if immediately after such meeting, he or she shall continue to serve as the Chairman of the Board (the “Chairman Grant”).

(f)   The terms of an Option granted pursuant to this Section 8 shall be as follows:

(i)   the term of the Annual Director Grants and the Chairman Grant shall be five (5) years and the term of the Initial Director Grants shall be 10 years;

(ii)   except as provided in Sections 7(d)(ii), 7(d)(iii), 7(d)(iv), and 7(d)(v) of this Program, the Option shall be exercisable only while the Outside Director remains a Director;

(iii)   the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option;

(iv)   the Annual Director Grants and the Chairman Grant shall become exercisable in installments cumulatively with respect to twenty-five percent (25%) of the Optioned Stock six months after the date of grant and as to an additional twelve and one-half percent (12.5%) of the Optioned Stock each calendar quarter thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable two years after the date of grant, subject to the Outside Director remaining a Director through each applicable vesting date; provided, however, that in no event shall any Option be exercisable prior to obtaining stockholder approval of the Program.

(v)   the Initial Director Grants shall become exercisable in installments cumulatively with respect to twenty-eight percent (28%) of the Optioned Stock one year after the date of grant and as to an additional two percent (2%) of the Optioned Stock each calendar month thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable four years after the date of grant, subject to the Outside Director remaining a Director through each applicable vesting date.

9.   Restricted Stock.

(a)   Grant of Restricted Stock.   Subject to the terms and provisions of the Program, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees or Consultants in such amounts as the Administrator, in its sole discretion, will determine.

(b)   Restricted Stock Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any fiscal year no Participant will receive more than an aggregate of 250,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)   Transferability.   Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)   Vesting Criteria and Other Terms.   The Administrator will set the Period of Restriction, which, depending on the extent to which the vesting criteria are met, will determine the number of Shares of Restricted Stock that will be earned by the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(e)   Removal of Restrictions.   Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Program will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)   Voting Rights.   During the Period of Restriction, Employees or Consultants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)   Dividends and Other Distributions.   During the Period of Restriction, Employees or Consultants holding Shares of Restricted Stock will not be entitled to receive any dividends or other distributions paid with respect to such, unless the Administrator determines otherwise.

(h)   Return of Restricted Stock to Company.   On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Program.

10.   Restricted Stock Units.

(a)   Grant.   Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 10(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any fiscal year of the Company, no Participant will receive more than an aggregate of 250,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Restricted Stock Units.

(b)   Vesting Criteria and Other Terms.   The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

(c)   Earning Restricted Stock Units.   Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)   Form and Timing of Payment.   Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

(e)   Cancellation.   On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

11.   Stock Appreciation Rights.

(a)   Grant of Stock Appreciation Rights.   Subject to the terms and conditions of the Program, a Stock Appreciation Right may be granted to Employees or Consultants at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)   Number of Shares.   The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any fiscal year,

the President and/ or Chief Executive Officer of the Company shall not be granted Stock Appreciation Rights to purchase more than 750,000 Shares, and no other Employee shall be granted Stock Appreciation Rights to purchase more than 250,000 Shares.

(c)   Exercise Price and Other Terms.   The Administrator, subject to the provisions of the Program, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Program, provided, however, that the exercise price will be not less than one hundred percent (100%) of the fair market value of a Share, determined in accordance with Section 7(b)(ii), on the date of grant.

(d)   Stock Appreciation Right Agreement.   Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)   Expiration of Stock Appreciation Rights.   A Stock Appreciation Right granted under the Program will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(d) also will apply to Stock Appreciation Rights.

(f)   Payment of Stock Appreciation Right Amount.   Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)   The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)   The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in shares of equivalent value, or in some combination thereof.

12.   Performance Units and Performance Shares.

(a)   Grant of Performance Units/Shares.   Performance Units and Performance Shares may be granted to Employees or Consultants at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any fiscal year, (a) no Participant will receive Performance Units having an initial value greater than $250,000, and (b) no Participant will receive more than 250,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

(b)   Value of Performance Units/Shares.   Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the fair market value of a Share, determined in accordance with Section 7(b)(ii), on the date of grant.

(c)   Performance Objectives and Other Terms.   The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(d)   Earning of Performance Units/Shares.   After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)   Form and Timing of Payment of Performance Units/Shares.   Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)   Cancellation of Performance Units/Shares.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Program.

13.   Performance Goals.   Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Program may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including, but not limited to, cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; sales growth; return on net assets; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

14.   Non-Transferability of Awards.   During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant’s guardian, legal representative or permitted transferees. Except as specified below, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. At the sole discretion of the Administrator, and subject to such terms and conditions as the Administrator deems advisable, the Administrator may allow (a) the transfer of a Nonstatutory Stock Option to an Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights and (b) the transfer of a Nonstatutory Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s Immediate Family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s Immediate Family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s Immediate Family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s Immediate Family control the management of the foundation’s assets. “Immediate Family” as used herein means the spouse, lineal descendants, father, mother, brothers and sisters of the Participant. In such case, the transferee shall receive and hold the Option subject to the provisions of this Section 14, and there shall be no further assignation or transfer of the Option. The terms of Options granted hereunder shall be binding upon the transferees, purchasers, executors, administrators, heirs, successors and assigns of the Participant.

15.   Adjustments Upon Changes In Capitalization or Merger.   Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Program but as to which no Awards have yet been granted or which have been returned to the Program upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any change in or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the holder of an Award at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Award will terminate immediately prior to the consummation of such proposed action.

In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets, the Award shall be assumed or an equivalent award shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that (i) the Participant shall have the right to exercise the Award as to all of his or her Outstanding Options and Stock Appreciation Rights, including as to Shares as to which such Award would not otherwise be exercisable, (ii) all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or asset sale, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for thirty (30) days (or such other period of time as the Administrator may determine) from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period; provided, however, that notwithstanding any other provision of this Program, Options granted pursuant to Section 8 hereof shall, in the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation; provided, further, however, that in the event the successor corporation or a parent or subsidiary of such successor corporation refuses to so assume or substitute such Options, such Options shall become fully vested and exercisable including as to Shares as to which such Options would not otherwise be exercisable. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or asset sale, the Award confers the right to purchase, for each Share subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, received in the merger or asset sale by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to the Award (or in the case of Restricted Stock Units and Performance Units, the number of implied Shares determined by dividing the value of the Restricted Stock Units and Performance Units by the per share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

Notwithstanding anything in this Section 15 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or sale of assets corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16.   Time of Granting Awards.   The date of grant of an Award shall be the date on which the Administrator makes the determination granting such Award, except with respect to the date of grant of Options to certain Outside Directors, which is set by the terms of the Program. Notice of the determination shall be given to each Participant to whom an Award is granted within a reasonable time after the date of such grant.

17.   No Effect on Employment or Service.   Neither the Program nor any Award shall confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Participant’s right or the Company’s right to terminate such employment or consulting relationship at any time with or without cause.

18.   Amendment and Termination of the Program.

(a)   Amendment and Termination.   The Board may at any time amend, alter, suspend or terminate the Program.

(b)   Stockholder Approval.   The Company shall obtain stockholder approval of any Program amendment, including, without limitation, the addition of Shares for issuance under the Program, to the extent necessary and desirable to comply with Applicable Laws. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

(c)   Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Program shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

19.   Term of Program.   The Program shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of the stockholders of the Company as described in Section 23 of the

Program. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18 of the Program.

20.   Conditions Upon Issuance of Shares.   Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Award, the Company may require the person exercising such Award or making such purchase to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

21.   Reservation of Shares.   The Company, during the term of this Program, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Program.

22.   Inability to Obtain Authority.   Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

23.   Stockholder Approval.   Continuance of the Program shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Program is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRIQUINT. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

						Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR			THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
EACH OF THE NOMINEES NAMED BELOW.			VOTE FOR THE APPROVAL OF PROPOSAL 2.		FOR	AGAINST	ABSTAIN
			PROPOSAL 2:	To approve the amendment and restatement of the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program.	☐	☐	☐
PROPOSAL 1: Election of Directors		Nominees: 01 Dr. Paul A. Gary 02 Charles Scott Gibson 03 Nicolas Kauser 04 Ralph G. Quinsey 05 Dr. Walden C. Rhines 06 Steven J. Sharp 07 Edward F. Tuck 08 Willis C. Young	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A		FOR	AGAINST	ABSTAIN
			VOTE FOR THE APPROVAL OF PROPOSAL 3.		☐	☐	☐
FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐		PROPOSAL 3:	To ratify the audit committee’s appointment of KPMG LLP as TriQuint’s independent registered public accounting firm for the fiscal year ending December 31, 2005.
PROPOSAL 4:

Upon such other matters as may properly come before or incident to the conduct of the Annual Meeting, the proxy holders shall vote in such manner as they determine to be in the best interests of TriQuint. TriQuint is not presently aware of any such matters to be presented for action at the meeting.

(Instructions: To withhold authority to vote for any individual nominee, strike a line					I (We) plan to attend		☐
through the nominee's name in the list above.)					the meeting

Stockholder Name	Signature	Date

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

^ FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/tqnt	OR	Telephone 1-866-540-5760	OR	Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

TRIQUINT SEMICONDUCTOR, INC.

Proxy for Annual Meeting of Stockholders to be Held on May 12, 2005

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 6, 2005, and hereby names, constitutes and appoints Ralph G. Quinsey and Raymond A. Link, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Stockholders of TriQuint Semiconductor, Inc. ("TriQuint") to be held at 4:00 p.m. on Thursday, May 12, 2005, and at any adjournment or postponement thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 23, 2005, with all the powers that the undersigned would possess if personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TRIQUINT. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

You can now access your TriQuint Semiconductor, Inc. account online.

Access your TriQuint Semiconductor, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for TriQuint Semiconductor, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

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